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                                                                  EXHIBIT (10)P.

                                  GENESCO INC.
                              DEFERRED INCOME PLAN
                             Effective July 1, 2000
                         (Also referred to as STEP Plus)

                                     PURPOSE

      This Plan is maintained for the purpose of providing Participants an opportunity to defer compensation that would otherwise be currently payable to such Participants and to provide the benefits lost under the Salary Deferral Plan and the Retirement Plan by participating in this Plan. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for Directors and a select group of management or highly compensated employees within the meaning of Title I of the Employee Income Retirement Security Act of 1974, as amended.

                                    ARTICLE 1

                                   DEFINITIONS

      For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated:

1.1 "Account Balances" shall mean as of any given date called for under the Plan, the balances of the Participant's Deferral Contribution Account and Company Contribution Account as such accounts have been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan.

1.2 "Account" shall mean one or more persons, trusts, estates or other entities, designated by the Participant in accordance with Article 10, to receive the Participant's undistributed Account Balance, in the event of the Participant's death.

1.3 "Beneficiary Designation Form" shall mean the document which shall be used by the Participant to designate his Beneficiary for the Plan.

1.4 "Benefit Distribution Date" shall mean the date distribution of the Participant's Account Balance is triggered and it shall be deemed to occur on the last day of the month coinciding with or next following of the Participant's Termination of Employment for any reason whatsoever, including but not limited to death. For purposes of Section 5.2, it shall mean the last day of the month in which the Committee approves the request. The Participant may elect an irrevocable Benefit Distribution Date that is prior to Termination of Employment (see Section 5.1) on a deferral made pursuant to Section 3.1 at the time such deferral election is made.

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1.5   "Board" shall mean the board of directors of the Company.

1.6 "Change in Control" shall mean the earliest to occur of the following events:

      (a) The consummation of any transaction or series of transactions as a result of which any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than an "Excluded Person" (as hereinafter defined) has or obtains ownership or control, directly or indirectly, of fifty percent (50%) or more of the combined voting power of all securities of the Company or any successor or surviving corporation of any merger, consolidation or reorganization involving the Company (the "Voting Securities"). The term "Excluded Person" means any one or more of the following: (i) the Company or any majority-owned subsidiary of the Company, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any majority-owned subsidiary of the Company, (iii) any Person who as of the initial effective date of this Plan owned or controlled, directly or indirectly, ten percent (10%) or more of the then outstanding Voting Securities, or any individual, entity or group that was part of such a Person;

      (b) A merger, consolidation or reorganization involving the Company as a result of which the holders of Voting Securities immediately before such merger, consolidation or reorganization do not immediately following such merger, consolidation or reorganization own or control, directly or indirectly, at least fifty percent (50%) of the Voting Securities in substantially the same proportion as their ownership or control of the Voting Securities immediately before such merger, consolidation or reorganization; or

      (c) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a majority-owned subsidiary of the Company).

1.7 "Compensation" with respect to any Participant shall mean such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(2)(3) and 6052.

1.8 "Claimant" shall mean the person or persons described in Section 14.1 who apply for benefits or amounts that may be payable under the Plan.

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1.9   "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. References to the Code shall include references to any successor section or provision of the Code.

1.10 "Committee" shall mean the committee described in Article 12 which shall administer the Plan.

1.11 "Company" shall mean Genesco Inc., a Tennessee corporation, and any successor or assigns.

1.12 "Company Contribution Credit" shall mean an amount credited to the Participant's Company Contribution Account for a Plan Year in accordance with the terms of the Plan.

1.13 "Company Contribution Account" shall mean the aggregate Company Contributions credited for a Participant as well as any appreciation (or depreciation) specifically attributable to such Company Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals. The Company Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Company Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The Company Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Company intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.14 "Contributions" shall refer to any and all Deferral and Company Contributions, as such terms have been defined herein.

1.15 "Deferral Contribution" shall mean the aggregate amount of Director Fees and Compensation deferred by a Participant during a given Plan Year in accordance with the terms of the Plan and the Participant's Deferral Agreement and "credited" to the Participant's Deferral Contribution Account. Deferral Contributions shall be deemed to be made to the Plan by the Participant on the date the Participant would have received such compensation had it not been deferred pursuant to the Plan.

1.16 "Deferral Contribution Account" shall mean a Participant's aggregate Deferral Contributions, as well as any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals. The Deferral Contribution Account shall be utilized solely as a device for

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      the measurement of amounts to be paid to the Participant under the Plan.
      The Deferral Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The Deferral Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Company intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.17 "Director Fees" shall mean any payments made to a member of the Genesco Inc. Board of Directors.

1.18 "Disability" shall mean a period of disability during which a Participant qualifies for total permanent disability benefits under his Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for total permanent disability benefits had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.19 "Deferral Agreement" shall mean the document required by the Committee to be submitted by a Participant which specifies (1) the percent of Director Fees or Compensation the Participant has elected to defer as provided in
      Section 3.1 (2) the Benefit Distribution Date described in Section 1.4 and
      (3) for purposes of article 7 and 8 the form of distribution. A deferral election (or modification of an earlier election) may not be made with respect to Director Fees or Compensation which is currently available on or before the date the Participant executed such election. Changes in the amount of the deferral, the benefit distribution date and/or the form of the distribution can only be effective as of the beginning of the Plan Year and the changes will only apply to future deferrals.

1.20 "Effective Date" shall mean the effective date of this Plan which shall be July 1, 2000.

1.21  "Employee" shall mean an employee of the Company.

1.22 "Employer" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that (i) have been selected by the Board to participate in the Plan and (ii) have affirmatively adopted the Plan.

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1.23  "Enrollment Forms" shall mean the Participation Agreement, the Deferral
      Agreement, and any other forms or documents which may be required of a Participant by the Committee, in its sole discretion, prior to and as a condition of participating in the Plan.

1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. References herein to any section of ERISA shall include references to any successor section or provision of ERISA.

1.25 "Financial Emergency" shall mean an unanticipated emergency and severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, a loss of the Participant's property due to casualty, or such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will be determined by the Committee in its sole discretion and will depend upon the facts of each case.

1.26 "Hour of Service" means (1) each hour for which a Participant is directly or indirectly compensated or entitled to compensation by the Company for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which a Participant is directly or indirectly compensated or entitled to compensation by the Company (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Company without regard to mitigation of damages (these hours will be credited to the Participant for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under
      (3).

      Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to a Participant on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which a Participant is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required

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      to be credited to the Participant if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses a Participant for medical or medically related expenses incurred by the Participant.

      For purposes of this Section, a payment shall be deemed to be made by or due from the Company regardless of whether such payment is made by or due from the Company directly, or Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of a particular employee or are on behalf of a group of employees in the aggregate.

      For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

1.27 "Hypothetical Investment" shall mean an investment fund or benchmark made available to Participant's by the Committee for purposes of valuing amounts contributed to the Plan.

1.28 "Investment Allocation Form" (i) shall apply with respect to those Deferral and Company Contributions credited to the Plan after the effective date of the Investment Allocation Form but prior to the timely filing of a subsequent Investment Allocation Form and (ii) shall determine the manner in which such Deferral Contributions and Company Contributions, shall be initially allocated by the Participant among the various Hypothetical Investments within the Plan.

1.29 "Investment Re-allocation Form" shall re-direct the manner in which earlier Deferral and Company Contributions, as well as any appreciation (or depreciation) to date, are invested within the Hypothetical Investments available in the Plan.

1.30 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Company. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

      "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Company pursuant to an established

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      nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

      A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Participant's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefor is necessary to prevent the Participant from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Committee is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

1.31 "Participant" shall mean any member of the Board of Directors or any Employee (i) who has W-2 earnings and is selected to participate in the Plan in accordance with Section 2.1, (ii) who elects to participate in the Plan, (iii) who signs the applicable Enrollment Forms (and other forms required by the Committee) on a timely basis, and (iv) whose signed Enrollment Forms (and other required forms) are accepted by the Committee.

1.32 "Participation Agreement" shall mean the separate written agreement entered into by and between the Employer and the Participant, which shall indicate the Participant's intent to defer compensation subject to the terms of the Plan and the Participation Agreement itself.

1.33 "Plan" shall mean the Genesco Inc. Deferred Income Plan which shall be evidenced by this instrument, each Participation Agreement and by each Enrollment Form, as they may be amended from time to time.

1.34 "Plan Year" shall mean the period beginning on January 1 of each year and ending December 31. The initial Plan Year shall begin on July 1 and end December 31.

1.35 "Retirement," "Retires" or "Retired" shall mean, with respect to an Employee, severance from employment for any reason on or after (1) attainment of age fifty-five (55), or if earlier, (2) the date when the Employee's age and years of service, beginning on the date of his initial employment with the Company equals seventy (70) years.

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1.36  "Termination of Employment" shall mean with respect to an Employee, the voluntary or involuntary severing of employment with the Company for any reason other than Retirement or death. With respect to a Director, it shall mean the discontinuance of serving on the Board.

1.37 "Trust" shall mean a grantor trust of the type commonly referred to as "rabbi trust" created to "informally fund" contingent benefits payable under the Plan.

1.38  Vested Account Balances" shall mean, the Account Balances defined in
      Section 1.1 multiplied by the Vested Percentages of such Accounts as provided in Section 3.5.

1.39 "Year of Service" means the Plan Year (including years prior to the effective date of the Plan) during which the Participant has at least 1000 Hours of Service.

      Notwithstanding the foregoing, for any short Plan Year, the determination of whether a Participant has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).

      If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

      (i) Any Former Participant who under the Plan does not have any vested interest in the Plan shall lose credits otherwise allowable if his consecutive 1-Year Breaks in Service equal or exceed the greater of
            (A) five (5) or (B) the aggregate number of his pre-break Years of Service.

      (ii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service.

                                    ARTICLE 2

                       ELIGIBILITY, SELECTION, ENROLLMENT

2.1 Eligibility, Selection by Committee. In addition to members of the Board of Directors, those employees who are (i) determined by the Company to be includable in a select group of management or highly compensated employees of the Company, (ii) specifically chosen by the Company to participate in the Plan, and (iii) approved for such participation by the Committee, in its sole discretion, shall be eligible to participate in the Plan subject to the enrollment requirements described in Section 2.2.

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2.2   Enrollment Requirements. Each individual deemed eligible to participate in the Plan pursuant to Section 2.1, shall, as a condition to participating in the Plan, complete and return to the Committee all of the required Enrollment Forms, on a timely basis. In addition, the Committee shall in its sole discretion, establish such other enrollment requirements necessary for continued participation in the Plan.

2.2 Commencement of Participants. Provided a Participant has met all enrollment requirements set forth in this Plan and required by the Committee, including returning the Enrollment Forms and other required documents to the Committee within the specified time period, the Participant's participation shall commence as of the date established by the Committee in its sole discretion. If a Participant fails to meet all such requirements within the specified time period with respect to any Plan Year, the Participant shall not be eligible to participate during that Plan Year.

                                    ARTICLE 3

            CONTRIBUTIONS, INVESTMENT ADJUSTMENTS, TAXES AND VESTING

3.1   Deferral Contributions.

      (a) Election to Defer. A Participant may make an election to defer the receipt of amounts payable to the Participant, in the form of Director Fees or Compensation, during any Plan Year. The Participant's intent to defer shall be evidenced by a Participation Agreement and Deferral Agreement, both completed and submitted to the Committee in accordance with such procedures and time frames as may be established by the Committee in its sole discretion. Amounts deferred by a Participant with respect to a given Plan Year shall be referred to collectively as a Deferral Contribution and shall be credited to a Deferral Contribution Account established in the name of the Participant.

      (b)   Components of Deferral Contributions.

            (i) Compensation. Each Participant who is an employee of the Company may elect to defer from 2% to 15% of his Compensation which would have been received in the Plan Year, but for the deferral election. Such percentages shall be withheld from each payment of Compensation.

            (ii) Director Fees. A Participant who is a member of the Board may elect to defer up to 100% of his Director's Fees which would have been received in the Plan Year but for the deferred election. Such amount shall be withheld from each payment of Director Fees.

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3.2   Company Contributions.

      (a) Supplement to the Retirement Plan. Each Plan Year, the Company shall credit to the Company Contribution Account for each Participant whose benefits in the Retirement Plan for such Plan Year are reduced as a result of participating in this Plan for such Plan Year an amount equal to (A) minus (B) with (A) being the amount that would have been credited to the Participant's account in the Retirement Plan pursuant to Section 4.5(b) of such plan for the same Plan Year if the Participant had not deferred any Compensation pursuant to
            Section 3.1 of this Plan for such Plan Year and (B) being the amount credited to the Participant's account in the Retirement Plan pursuant to Section 4.5(b) of such Plan for the same Plan Year.

      (b) Supplement to the Salary Deferral Plan. If a Participant contributes enough 401(k) contributions to the Salary Deferral Plan for a Plan Year so as to receive the maximum matching contribution available that year as a percent of compensation, then the Company shall credit an additional amount to his Company Contribution Account for such Participant for such Plan Year equal to (C) minus (D) with (C) being the amount that would have been contributed to the Salary Deferral Plan for the Participant as matching contributions for such Plan Year if the Participant had not deferred any Compensation pursuant to Section 3.1 of this Plan and (D) being the amount that is contributed to the Salary Deferral Plan for the Participant as matching contributions for the same Plan Year.

3.3 Selection of Hypothetical Investments. The Participant shall, via his Investment Allocation Form(s), as more fully described in Section 1.28, and his Investment Re-Allocation Form(s), as more fully described in
      Section 1.29, select one or more Hypothetical Investments among which his various contributions shall be distributed. The Committee shall provide the Participant with a list of Hypothetical Investments available. From time to time, in the sole discretion of the Committee, the Hypothetical Investments available within the Plan may be revised. All Hypothetical Investment selections must be denominated in whole percentages. A Participant may make changes in his selected Hypothetical Investments from time to time via submission of a new Investment Allocation Form, as described in and subject to the language of Section 1.28 or submission of a new Investment Re-Allocation Form, as described in and subject to the language of Section 1.29.

3.4 Adjustment of Participant Accounts. While a Participant's accounts do not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Participant's accounts shall be adjusted in accordance with the Hypothetical Investment(s) chosen by the Participant on his (i)

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      Investment Allocation Form or (ii) Investment Re-Allocation Form, subject to the conditions and procedures set forth herein or established by the Committee from time to time. The Participant's Accounts will be credited on a daily basis with the increase or decrease in the realizable net asset value and/or credited interest and dividend as applicable to the Hypothetical Investments. Any cash earnings generated under a Hypothetical Investment (such as interest and cash dividends and distributions) shall, at the Committee's sole discretion, either be deemed to be reinvested in that Hypothetical Investment or reinvested in one or more other Hypothetical Investment(s) designated by the Committee. All notional acquisitions and dispositions of Hypothetical Investments which occur within a Participant's accounts, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant's accounts shall be adjusted accordingly. Notwithstanding anything to the contrary, any Investment Adjustments made to any Participants' accounts following a Change in Control shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change in Control. For purposes of determining the amount to be distributed to a Participant, the Participant's Account Balance shall be valued as of the last day of the month preceding the month of the distribution.

3.5 Vesting. The Participant shall at all times be one hundred percent (100%) vested in his Deferral Contribution Account. The Participant shall become one hundred percent (100%) vested in his Company Contribution Account after the earlier of (1) being credited with five (5) Years of Service,
      (2) his death or (3) reaching the age of Retirement as defined in Section
      1.35. The Participant shall be zero (0) vested in his Company Contribution Account immediately prior to the date he becomes one hundred percent (100%) vested as provided above.

                                    ARTICLE 4

                             SUSPENSION OF DEFERRALS

4.1 Financial Emergencies. If a Participant experiences a Financial Emergency, the Participant may petition the Committee to suspend any deferrals required to be made by the Participant pursuant to his current Deferral Agreement. The Committee shall determine, in its sole discretion, whether to approve the Participant's petition. If the petition for a suspension is approved, suspension shall commence upon the date of approval and shall continue until the earlier of (i) the end of the Plan Year or (ii) the date the Financial Emergency ceases to exist, as determined by the Committee in its sole discretion.

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4.2   Leave of Absence. If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the employment of the Company, the Participant's deferrals shall be suspended until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the Deferral Agreement, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld. If a Participant is authorized by the Company for any reason to take a paid leave of absence from the employment of the Company, the Participant shall continue to be considered employed by the Company and the appropriate amounts shall continue to be withheld from the Participant's compensation pursuant to the Participant's then current Deferral Agreement.

                                    ARTICLE 5

                            IN-SERVICE DISTRIBUTIONS

5.1   Elected Distribution from the Deferral Compensation Account. As noted in
      Section 1.4, at the time each deferral is made, a Participant may elect a Benefit Distribution Date for his Deferral Contribution Account prior to the Participant's Termination of Employment, but no sooner than three years from the end of the Plan Year of the deferral. Such distribution shall be made to the Participant on such Benefit Distribution Date in a lump sum payment.

5.2 Withdrawal in the Event of a Financial Emergency. A Participant who believes he has experienced a Financial Emergency may request in writing a withdrawal of a portion of his Accounts necessary to satisfy the emergency. Within fifteen (15) days of the request, the Committee shall determine, in its sole discretion, (i) whether a Financial Emergency has occurred, (ii) the amount reasonably required to satisfy the Financial Emergency as well as (iii) the accounts from which the withdrawal shall be made; provided, however, that the withdrawal shall not exceed the Participant's Vested Account Balances. In making any determinations under this Section 5.2, the Committee shall be guided by the prevailing authorities under the Code. If, subject to the sole discretion of the Committee, the petition for a withdrawal is approved, the distribution shall be made no later than the twentieth (20th) day of the month following the Benefit Distribution Date.

5.3   Loans. No loans are allowed under this Plan.

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                                    ARTICLE 6

                     BENEFIT UPON TERMINATION OF EMPLOYMENT

6.1 Termination Benefit. In the event the Participant's Benefit Distribution Date is triggered due to his Termination of Employment (as such term is defined in Section 1.36), the Participant shall receive his Vested Account Balances in a lump sum payment no later than the twentieth (20th) day of the month following the Benefit Distribution Date.

6.2 Death Prior to Payment of Termination Benefit. If a Participant dies after his Termination of Employment but before his Vested Account Balances are paid to him, such benefit shall be paid to the Participant's Beneficiary in a lump sum payment no later than the twentieth (20'h) day of the month following the Benefit Distribution Date.

                                    ARTICLE 7

                             BENEFIT UPON RETIREMENT

7.1 Retirement Benefit. In the event the Participant's Benefit Distribution Date is triggered due to his Retirement (as such term is defined in Section 1.35), the Participant shall receive his Vested Account Balances as provided in Article 9 and such benefits shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than the twentieth (20th) day of the month following the date of the Benefit Distribution Date.

7.2 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the benefits have commenced or been paid in full, the Participant's unpaid benefit payments shall continue to be paid to the Participant's beneficiary in the form designated by the Participant at deferral until the Participant's remaining Vested Account Balances have been depleted.

                                    ARTICLE 8

                          PRE-RETIREMENT DEATH BENEFIT

8.1 Pre-Retirement Death Benefit. In the event the Participant's Benefit Distribution Date is triggered due to his death during employment or service on the Board, the Participant's Beneficiary shall receive the pre-retirement death benefit described below and no other benefits shall be payable under the Plan.

8.2 Payment of Pre-Retirement Death Benefit. The pre-retirement death benefit shall be paid to the Beneficiary in the forms selected by the Participant pursuant to Article 9 and shall commence (or be fully paid in the event a lump sum form of distribution was selected) no later than sixty (60) days after the death of the Participant.

                                    ARTICLE 9

                              FORM OF DISTRIBUTIONS

9.1 Unless the Participant elects otherwise, his Benefit provided for in Articles 7 and 8 shall be paid in a lump sum. However, at the time of a deferral election (or modification of an earlier election) a participant who is an Employee may elect to have his Account Balances attributable to Contributions made on or after such election and before any subsequent elections paid in substantially equal annual payments over a period of up to 15 years. The initial installment shall be based on the value of the Participant's Vested Account Balances, measured on his Benefit Distribution Date and shall be equal to 1/n (where `n' is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date. In the event the Participant's Vested Account Balances are equal to or less than $10,000, his benefit shall be paid out in a lump sum.

                             BENEFICIARY DESIGNATION

10.1 Beneficiary. Each Participant shall have the right, at any time, to designate a Beneficiary or Beneficiaries to receive, in the event of the Participant's death, those benefits payable under the Plan. The Beneficiary(ies) designated under this Plan may be the same as or different from the Beneficiary designation made under any other plan of the Company.

10.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his Beneficiary by completing and signing a Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change his Beneficiary by completing, signing and submitting to the Committee a revised Beneficiary Designation Form in accordance with the Committee's rules and procedures, as in effect from time to time. Upon acknowledgement by the Committee of a revised Beneficiary Designation Form, all Beneficiary designations previously filed shall be deemed canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form both (i) filed by the Participant and (ii) acknowledged by the Committee, prior to his death.

10.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

10.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant's estate.

10.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Committee's satisfaction.

10.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant, and the Participant's Participation Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 11

                     TERMINATION, AMENDMENT OR MODIFICATION

11.1 Termination or Suspension. The Company reserves the right, at any time, to terminate the Plan. The Company also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time. The Plan, but not the Trust, automatically shall terminate upon the dissolution of the Company or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan. In the event of a suspension of the Plan, the Company shall continue all aspects of the Plan, other than Contribution Credits under Article 3 during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with the provisions of Articles 5,6,7 and 8. Upon the termination or suspension of the Plan, all amounts credited to the accounts of each affected Participant shall become fully vested.

11.2 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the actions of the Board; provided, however, that (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balances in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, calculated as if the Participant had Retired as of the effective date of the amendment or modification, and (ii) except as specifically provided in
      Section 10.1, no amendment or modification shall be made after a Change in Control which adversely affects the vesting, calculation or payment of benefits hereunder or diminishes any other rights or protections any Participant or Beneficiary would have had, but for such amendment or modification, unless each affected Participant or Beneficiary consents in writing to such amendment

11.3 Effect of Payment. The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan and each of the Participant's Participation Agreements shall terminate.

                                   ARTICLE 12

                                 ADMINISTRATION

12.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by Participant or the Company.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee, and any Employee to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in case of willful misconduct by the Committee or any of its members or any such employee.

12.5 Employer Information. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 13

                          OTHER BENEFITS AND AGREEMENTS

      The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or programs except as may otherwise be expressly provided.

                                   ARTICLE 14

                                CLAIMS PROCEDURES

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

      (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

      (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the
            Claimant:

            (i) the specific reason(s) for the denial of the claim, or any part of it;

            (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

            (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

            (iv) an explanation of the claim review procedure set forth in Section below.

14.3 Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

      (a)   may review pertinent documents;

      (b)   may submit written comments or other documents; and/or

      (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

      (a)   specific reasons for the decision;

      (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

      (c)   such other matters as the Committee deems relevant.

                                   ARTICLE 15

                                      TRUST

15.1 Establishment of the Trust. The Company may establish one or more Trusts to which they may transfer such assets as the Company determines in its sole discretion to assist in meeting their obligations under the Plan.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Participation Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust.

15.3 Distributions From the Trust. The Company's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company's obligations under this Agreement.

                                   ARTICLE 16

                                  MISCELLANEOUS

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent. All Participant accounts and all credits and other adjustments to such Participant accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan. No Participant accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company's assets, shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.2 Company's Liability. The Company's liability for the payment of benefits shall be defined only by the Plan and the Participation Agreement, as entered into between the Company and a Participant. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his Participation Agreement.

16.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in actual receipt, the amount, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owned by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. Under the terms and conditions of this Plan and the Participation Agreement, this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement. Nothing in this Plan or any Participation Agreement shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

16.6 Furnishing Information. A Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections or paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Tennessee without regard to its conflicts of laws principles.

16.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                  Genesco Inc.
                  P. O. Box 731
                  Nashville, TN 37202
                  Attn: General Counsel

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

      Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.14 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to a receipt, a Participant may petition the Committee or the trustee of the Trust, as applicable, for a distribution of that portion of his benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately, funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed a Participant's unpaid Account Balances under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

16.15 Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

IN WITNESS WHEREOF, the Company has signed this Plan document as of June 9, 2000.

                                     GENESCO INC.

/s/ Buford Eubanks                   By:    /s/ James S. Gulmi
-------------------------                   ------------------------------------
Witness                            Title:   Senior Vice President - Finance

/s/ Buford Eubanks                   By:    /s/ John W. Clinard
-------------------------                   ------------------------------------
Witness                            Title:   Vice President, Administration and
                                                Human Resources

                                AMENDMENT TO THE
                                  GENESCO INC.
                              DEFERRED INCOME PLAN

Genesco Inc., pursuant to the power granted to it by the Section 11.2 of the Genesco Inc, Deferred Income Plan (the "Plan"), hereby amends, the Plan, as follows, effective as of January 1, 2001:

                                       I.

      Delete in its entirety Section 1.35 and substitute in lieu thereof the following: "Retirement", "Retires" or "Retired" shall mean, with respect to an Employee, severance from employment for any reason on or after the attainment of age fifty-five (55) if: (a) he has completed at least 5 Years of Service; and (b) the sum of his age and his whole Years of Service is equal to at least 70.

                                       II.

      Add the following to Section 3.1 (b) (i):

      In addition, each Participant who is an employee of the Company may elect to defer up to 100% of a bonus earned by the Participant during the Plan Year pursuant to the Company's EVA Incentive Compensation Plan.

                                      III.

      Delete in its entirety Section 5.1 and substitute in lieu thereof the following:

      Elected Distribution from the Deferral Compensation Account. As noted in
Section 1.4, at the time each deferral is made, a Participant may elect a Benefit Distribution Date for his Deferral Contribution Account prior to the Participant's Termination of Employment, but no sooner than three years from the end of the Plan Year of the deferral. At the time of such election, the Participant may elect to receive such distribution in a lump sum payment or in substantially equal annual payments over a period of up to fifteen (15) years. If no election is made as to the former payment, such distribution shall be made to the Participant on such Benefit Distribution Date in a lump sum payment. If the Participant elects annual payments, the initial installment shall be based on the value of the Participant's Deferral Contribution Account, measured on the

Benefit Distribution Date elected, and shall be equal to 1/n ("n" being equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the Original Measurement Date. In any case, if the Participant's Deferral Contribution Account is equal to or less than $10,000 on his elected Benefit Distribution Date, his benefits shall be paid out in a lump sum, regardless of his payment election.

                                       IV.

The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.

                                     GENESCO INC.

/s/ Claire S. McCall                  By:  /s/ John W. Clinard
----------------------------               ------------------------------------
Witness                            Title:  Vice President, Administration and
                                             Human Resources

/s/ Karen L. Kilian                   By:  /s/ James S. Gulmi
----------------------------               ------------------------------------
Witness                            Title:  Senior Vice President - Finance